LaSalle Medical Associates, Inc.
________________________________________________________________________

ANCILLARY SERVICES AGREEMENT

THIS ANCILLARY SERVICES AGREEMENT (this “Agreement”) is made this 1st day of March 2005 by and between the following parties:

LaSalle Medical Associates, Inc. (IPA), a California professional corporation, located at 1860 Colorado Blvd., #200, Los Angeles, CA 90041

and

Effective Health, Inc., dba Sespe Pharmacy (PROVIDER), a California Corporation, located at 552 Sespe Ave., Unit D, Fillmore, CA 93015

This Agreement is made with reference to the following facts:

A. IPA has entered into and will enter into Managed Care Agreements with the Payers that require IPA to provide or arrange to provide professional medical, surgical and related ancillary services to the Enrollees.

B. IPA contracts with duly qualified Physician Contractors and qualified health care facilities to furnish professional medical, surgical and related professional ancillary services to the Enrollees.

C. PROVIDER operates at Children’s Hospital of Los Angeles. The Facility is duly licensed (or exempt from licensure) under the Licensure Act, and the Facility is certified for participation in the Medicare program by JCAHO, or other national accreditation agency accepted by IPA.

D. IPA desires to contract with PROVIDER to furnish the Professional Ancillary Services on an inpatient or outpatient basis to Enrollees properly referred by the Physician Contractors and PROVIDER desires to furnish the Professional Ancillary Services to Enrollees so referred by the Physician Contractors.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

For purposes of this Agreement, the capitalized terms below shall have the following meanings:

1.01 “Act” means the Knox-Keene Health Care Service Plan Act of 1975, as amended.

1.02 “Action” means the actions described in Section 8.04 of this Agreement.

1.03 “Agreement” means this Agreement.

1.04 “Professional Ancillary Services~~ means the professional component of all services performed.

1.05 “Approval Protocols” mean protocols and procedures that specify, among other matters, the requirement of prior approval/authorization of the medical director of IPA (or his or her designee) and the procedures to obtain such prior approval/authorization.

1.06 “Arbitration Statute” means Section 1280 et seq. of the California Code of Civil
Procedure.

1.07 “CGL Insurance” means the policy or policies of insurance described in Section
6.01(i) of this Agreement.

1.08 “Civil Claims” mean any claim, action, allegation or suit arising out of or based on the Professional Ancillary Services furnished to Enrollees during the term of this Agreement.

1.09 “Clean Claim” means a written claim from or on behalf of PROVIDER that contains the following information and documentation:

a. Name of the Enrollee,

b. Name of referring Physician Contractor,

c. Name of Payer,

d. Description of Ancillary Service(s),

e. Date of service,

f. Copy of written authorization and/or order, if applicable, and

g. Any other identifying information that IPA reasonably requests or that may be necessary and desirable for IPA to process the claim.

1.10 “COB Monies” mean monies actually collected as a result of the coordination of benefits.

1.11 “Confidential Information” means the information described in Section 5.09 of this Agreement.

1.12 “Co-Pays” mean the applicable deductibles and co-payments due from Enrollees under the terms of the Managed Care Agreements.

1.13 “Covenants” mean the restrictive covenants described in Section 5.09 of this
Agreement.

1.14 “Defaulting Party” means the party alleged to have breached a material tenn of this Agreement.

1.15 “Department” means the California Department of Managed Health Care.

1.16 “Effective Date” means March 1, 2005

1.17 “Emergency” means a medical condition manifested by acute symptoms of sufficient severity (including severe pain) such that the absence of immediate medical attention could reasonably be expected to:

a. Place the Enrollee’s health in serious jeopardy,

b. Cause serious impairment to the Enrollee’s bodily functions, or

c. Cause serious dysfunction to any one of the Enrollee’s bodily organs or parts.

1.18 “Enrollees” or “IPA Patients” mean persons enrolled with the Payers.

1.19 “Excess COB Amount” means the amount described in Section 4.04 of this
Agreement.

1.20 “Facility Fee” means payment in accordance with the Fee Schedule (Not Applicable).

1.21 “Fee Schedule” means the schedule of fees set forth in Exhibit A attached hereto and incorporated herein by this reference.

1.22 “Initial Term” means the 12-month period beginning on the Effective Date.

1.23 “Interested Parties” mean the following (and their representatives and designees):

a. The Payers,

b. The Department,

c. The Department of Health and Human Services,

d. The Center for Medicare and Medicaid, and

e. The California Department of Health Services.

1.24 “IPA” LaSalle Medical Associates, Inc.

1.25 “IPA Administrative Office” means 1860 Colorado Blvd., #200, Los Angeles, CA
90041
1.26 “IPA Board” means the Board of Directors of IPA.

1.27 “IPA Parties” mean IPA, its officers, directors, shareholders, employees, representatives and agents, and the Payers.

1.28 “IPA Policies” mean the policies and procedures adopted, amended or restated by
IPA from time to time.

1.29 “JCAHO” means the Joint Commission on the Accreditation of Healthcare
Organizations.

1.30 “Licensure Act” means the California Health Facilities Licensure Act, as amended.

1.31 “Malpractice Insurance” means the policy or policies of insurance described in
Section 6.0 l (iii) of this Agreement.

1.32 “Managed Care Agreements” mean written contracts between IPA and the Payers.

1.33 “Medically Necessary” means the performance of Ancillary Services that are:

a. In accordance with generally accepted medical practice standards prevailing in the applicable professional community at the time of treatment,

b. In conformity with the professional and technical standards adopted by the
Payers, if any,

c. Consistent with the physician order and diagnosis,

d.  Not furnished primarily for the convenience of the Enrollee, Physician
Contractor or Facility, and

e. Furnished at the most appropriate level that can be provided safely and effectively to the Enrollee.

1.34 “Location” 552 Sespe Ave., Unit D, Fillmore, CA 93015

1.35 “Non-Defaulting Party” means the party alleging a breach of a material term of this Agreement.

1.36 “Payers” mean health maintenance organizations and plans licensed under the
Act.

1.37 “Personnel” mean allied health professionals and paramedical and support personnel.

1.38 “Physician Contractors” mean physicians and groups of physicians with which
IPA contracts to furnish professional medical, surgical and related ancillary services to Enrollees.

1.39 “Property Insurance” means the policy or policies of insurance described in
Section 6.01 (ii) of this Agreement.

1.40 “PROVIDER” means Effective Health Inc., dba Sespe Pharmacy

1.41 “Rehabilitated Claim” means a Clean Claim submitted by or on behalf of
PROVIDER in response to the receipt of the Rejected Claim.

1.42 “Rejected Claim” means a written claim from or on behalf of PROVIDER that contains some but not all of the information and/or documentation required of a Clean Claim, or that contains erroneous information and/or documentation.

1.43 “Review Programs” mean the professional review programs that IPA may adopt or amend from time to time.

1.44 “Subject Claim” means an otherwise Clean Claim submitted in a timely manner by PROVIDER and for which IPA denies reimbursement, in whole or in part.

1.45 “Tangible Items” mean physical space, equipment, furniture, furnishings, instruments and medical and office supplies.

1.46 “Treatment Protocols” mean the clinical protocols developed and/or amended by
IPA from time to time for the conservative treatment of medical conditions.

1.47 “Untimely Claim” means a Clean Claim submitted after the time period specified in Section 4.02 below, and. a Rehabilitated Claim submitted after the time period specified in
Section 4.07 below.

1.48 “UR/QI Programs” mean the utilization review and quality improvements programs adopted from time to time by IPA.

ARTICLE 2
SERVICES TO BE FURNISHED BY PROVIDER

2.01 In General.  PROVIDER shall furnish Professional Ancillary Services to
Enrollees on an “as needed” basis throughout the term of this Agreement. Except in the case of an Emergency, PROVIDER shall furnish Professional Ancillary Services only to those Enrollees presenting to PROVIDER with pre-authorization, and then only in accordance with the written or verbal order(s) of the Physician Contractor. PROVIDER shall obtain written confirmation of any verbal order(s) for Ancillary Services made by the Physician Contractor.

2.02 Instrumentalities of Ancillary Services. PROVIDER shall provide or arrange to provide at its sole cost and expense the Tangible Items that are necessary and desirable to furnish the Professional Ancillary Services. PROVIDER shall at its sole cost and expense maintain the
Tangible Items in good working order and repair, and PROVIDER shall replace any Tangible
Items that become worn or obsolete.

2.03 Hours of Operation. PROVIDER shall be open and available to furnish Ancillary
Services on a non-Emergency basis beginning at 7:30 a.m. and ending at 5:00 p.m., Monday through Friday (holidays excepted). PROVIDER shall be open and available to furnish Ancillary
Services on an Emergency basis 24 hours per day, seven days per week.

ARTICLE 3
PERSONNEL

3.01 General Obligations. PROVIDER shall at its sole cost and expense provide or arrange to provide the Personnel in such numbers as may be required to furnish the Ancillary
Services. PROVIDER shall ensure that the Personnel, and each of them, are duly trained and qualified in the performance of the Ancillary Services. PROVIDER shall cause the Personnel, and each of them, to devote the time, attention and energy necessary and desirable to furnish
Ancillary Services in a quality, timely and professional manner. PROVIDER shall make available the Personnel, and each of them, to furnish the Ancillary Services during the hours specified in Article 2 above.

3.02 No Benefit Contribution. IPA shall have no obligation under this Agreement to compensate or pay applicable taxes for, or provide employee benefits of any kind (including contributions to government-mandated, employment-related insurance and similar programs) to
PROVIDER, the Personnel or any other person employed or retained by PROVIDER. If IPA is required to make a payment(s) for or in respect of any of the foregoing, then PROVIDER shall reimburse IPA for any such expenditure within thirty (30) days of a request therefor.

ARTICLE 4
COMPENSATION AND BILLING

4.01 Compensation For Ancillary Services. IPA shall compensate PROVIDER in accordance with the rates set forth in the Fee Schedule. PROVIDER agrees and acknowledges this constitutes full and complete payment for the professional services rendered and Personnel furnished or made available by PROVIDER in connection with the performance of the
Professional Ancillary Services. PROVIDER further agrees and acknowledges that it is not entitled to receive payment from IPA (or any other party) in consideration of the performance of unauthorized Professional Ancillary Services.

4.02 Submission of Claim and Timing of Payment. PROVIDER shall submit to IPA a
Clean Claim for authorized Ancillary Services furnished to each Enrollee. PROVIDER shall submit the Clean Claim to IPA within one hundred-twenty (120) days of the date of service. IPA shall remit payment to PROVIDER within thirty (30) days of receipt of a Clean Claim. The termination of this Agreement (other than on account of a breach by PROVIDER) shall not relieve IPA of the obligation to compensate PROVIDER for the Ancillary Services furnished to
Enrollees prior to the effective date of termination. PROVIDER hereby authorizes IPA to offset amounts due and owing hereunder by the amount of the damages threatened or suffered by the
IPA Parties, or any one of them, as a result of a material breach by PROVIDER of its obligations under this Agreement. The right to offset shall not be an exclusive remedy, and the exercise by
IPA of such right shall not constitute an election of remedies by IPA (or construed as an election of remedies by IPA).

4.03 Prohibition Against Billing Enrollees or Surcharges. PROVIDER shall look only to IPA for payment of services. Except for the collection of Co-Pays, PROVIDER shall refrain from directly billing the Enrollees, the Payers, or another third party for or in respect of the performance of the Ancillary Services. PROVIDER shall collect and retain the Co-Pays, if any, from the Enrollees. PROVIDER shall not maintain any action at law against any Enrollee to collect amounts due from IPA under the terms and conditions of this Agreement. PROVIDER shall not surcharge any Enrollee for the Tangible Items and Personnel furnished by PROVIDER in connection with the performance of the Ancillary Services. PROVIDER shall immediately refund any surcharge received from any Enrollee, failing that PROVIDER hereby authorizes IPA to offset the amount of the surcharge against the amount next due and owing from IPA to
PROVIDER hereunder. PROVIDER shall cooperate fully with IPA in connection with the coordination of benefits with respect to the Enrollees.

4.04 Coordination of Benefits. PROVIDER has the right and responsibility to coordinate benefits available to Enrollees and to retain all COB Monies. PROVIDER shall promptly provide IPA with all information regarding its collection of COB Monies, including but not limited to the amount of COB Monies and the applicable payer. Notwithstanding the foregoing, if PROVIDER collects COB Monies from a payer whose obligation to provide (or arrange to provide) Ancillary Services to an Enrollee is primary to the obligation of the applicable Payer, then PROVIDER shall immediately refund to IPA the Excess COB Amount.
PROVIDER hereby directs and authorizes IPA to offset any future payment due hereunder by the amount of the Excess COB Amount. The right to offset shall not be an exclusive remedy, and the exercise by IPA of such right shall not constitute an election of remedies by IPA (or construed as an election of remedies by IPA). For purposes of this Agreement, “Excess COB
Amount” means the positive difference, if any, between the following:

a. The sum of the COB Monies and the amount of the payment(s) received by PROVIDER for or in respect of the Ancillary Services furnished to the subject Enrollee, and

b. The amount PROVIDER would have received for the subject Ancillary
Services determined by reference to the Fee Schedule.

4.05 Reduction Based on URIQI Recommendation. PROVIDER hereby authorizes
IPA to reduce compensation otherwise payable for Ancillary Services for financial losses suffered by IPA that result from the failure of PROVIDER and/or the Personnel to comply with the requirements of the UR/QI Programs adopted or amended from time to time.

4.06 Late Claims Submission. PROVIDER acknowledges that IPA assumes substantial financial risk in connection with the provision of professional services to the
Enrollees, including the provision of Services. PROVIDER further acknowledges that IPA would suffer economic damages if PROVIDER fails to submit Clean Claims and Rehabilitated
Claims, as the case may be, on a timely basis as required by the terms of this Agreement. In recognition of the foregoing, PROVIDER agrees that it is not entitled to receive the payment from the IPA Parties, or any one of them, for or in respect of Untimely Claims. In this regard,
PROVIDER acknowledges that the foregoing provision does not constitute an improper penalty or operate as an improper forfeiture. PROVIDER further agrees to refrain from raising asserting any such claim in any action against the IPA Parties, or any one of them, to recover the payment for or in respect Untimely Claims.

4.07 Resubmission. of Rejected Claims. IPA shall return the Rejected Claim to
PROVIDER with an explanation of the reason(s) for the rejection. PROVIDER shall submit the
Rehabilitated Claim to IPA by the later to occur of the following dates:

a. Sixty days after the performance of the Ancillary Services described in the
Rehabilitated Claim, or

b. One hundred-eighty days after PROVIDER receives the Rejected Claim, along with the explanation for the rejection, from IPA.

4.08 Appeal of Reductions and Claims Denial. PROVIDER may initiate an appeal of any reduction in reimbursement or the denial of the Subject Claim by delivering to IPA a written request for reconsideration. PROVIDER must initiate the appeal within sixty (60) days of receipt of written notification (e.g., an explanation of benefits) of the reduction in reimbursement or the denial of the Subject Claim (in whole or in part), as the case may be. If PROVIDER fails to deliver the written notice in a timely manner, then PROVIDER forever waives its right to have
IPA reconsider the reduction in reimbursement or the denial of the Subject Claim, as the case may be. Within thirty (30) days of receipt of a timely written request, IPA shall notify
PRO VIDER in writing of the results of IPA’s reconsideration of the reduction in reimbursement or the denial of the Subject Claim, as the case may be. If IPA sustains the appeal, in whole or in part, then IPA shall include with the written decision a payment or payments (computed in accordance with the provisions of this Section 4) to PROVIDER that reflects the results of the appeal. If IPA denies the appeal, in whole or in part, then PROVIDER may initiate arbitration in accordance with the provisions of this Agreement to resolve the dispute with IPA concerning the reduction in reimbursement or the denial of the Subject Claim, as the case may be. The foregoing notwithstanding, the provisions of the IPA Policies shall control over any conflicting provision of this section.

ARTICLE 5
ONGOING OBLIGATIONS OF PROVIDER

5.01 Practice Standards. PROVIDER shall furnish Ancillary Services that are
Medically Necessary and that conform to the generally accepted practices and standards prevailing at the time of service.

5.02 Prior IPA Approval. PROVIDER shall comply with the Approval Protocols, as the same may be modified from time to time. PROVIDER agrees and acknowledges that IPA shall not be responsible to compensate PROVIDER for Ancillary Services furnished without the authorization required by the Approval Protocols. IPA acknowledges that Provider is providing pediatric specialty services at an acute tertiary hospital. IPA agrees to pay Provider the negotiated compensation amount based solely on the level of service provided. The Current
Procedural Terminology (CPT Code). Prior written authorization shall not be restricted to “low”
or “moderate” complexity level visits or consults. Provider shall be reimbursed on “high”
complexity level visits and consults when billed and documented appropriately.

5.03 Compliance With Laws and Licensing/Accreditation Requirements. At all times during the term of this Agreement, PROVIDER shall furnish the Ancillary Services in accordance with the following requirements (as the same may be modified from time to time):

a. The applicable federal, state or municipal statutes or ordinances,

b. The applicable rules and regulations of the Medicare program

c. The applicable requirements of the Licensing Act, and

d. The applicable accreditation standards of JCAHO or other national accreditation agency accepted by IPA.

5.04 Cooperation with Medical Directors. PROVIDER understands that the Payers place certain obligations on IPA regarding the quality of care received by Enrollees.
PROVIDER further understands that the Payers in certain instances will have the right to oversee and review the quality of care administered to Enrollees. In recognition of the foregoing,
PROVIDER shall cooperate, and shall cause the Personnel to cooperate, with the medical directors of the Payers and IPA in connection with the review of the quality of the Ancillary
Services furnished to Enrollees.

5.05 Cooperation with Utilization Review/Quality Improvement Programs.
PROVIDER cooperate and comply with the policies and decisions adopted by the UR/QI
Programs from time to time. Without limiting the generality of the foregoing, PROVIDER shall prepare and submit utilization reports regarding the Ancillary Services furnished to Enrollees as reasonably requested by IPA from time to time. PROVIDER shall cause the Personnel to attend meetings of the UR/QI Programs as reasonably requested by IPA.

5.06 Cooperation with Professional Review Program. PROVIDER shall cause the
Personnel to participate in and cooperate with the Review Programs that IPA may adopt or amend from time to time. PROVIDER shall cause the Personnel to assist IPA in reviewing existing clinical guidance procedures and to participate in clinical task forces pertinent to the area of expertise of the Personnel as reasonably requested by IPA from time to time.

5.07 Non-Discrimination. PROVIDER shall not differentiate or discriminate in the performance of the Ancillary Services on the basis of race, color, national origin, ancestry, sex, marital status, age, Payer, or on any other basis prohibited by applicable federal and state laws.

5.08 Record Keeping Requirements. PROVIDER shall maintain such books and records as may be reasonably necessary for the Payers and IPA to comply with the Act, as amended, and the regulations promulgated by the Department thereunder. PROVIDER shall promptly provide information to the Interested Parties (and/or their authorized representatives) as they specifically request in writing in accordance with the requirements of the applicable laws
(including the Act and the Licensure Act). PROVIDER shall provide the Interested Parties
(and/or their authorized representatives) with access to the books, records and other papers relating to Ancillary Services furnished to the Enrollees, and to the amount of payments received from Enrollees or from others on behalf of Enrollees. PROVIDER shall provide such access at all reasonable times following not less than five days prior written notice. PROVIDER agrees to retain such books and records for a period of not less than five (5) years from and after the effective date of termination of this Agreement.

5.09 Restrictive Covenants. For good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, PROVIDER shall comply with the Covenants and shall cause the Personnel to comply with the Covenants. The Covenants shall apply throughout the term of this Agreement and for a period of two (2) years following the effective date of termination of this Agreement for any reason. PROVIDER agrees that IPA may enforce all or any one of the Covenants with a temporary and permanent injunction in an action in equity without the necessity of proving actual damages. PROVIDER further agrees that IPA may obtain an ex parte restraining order immediately upon the commencement of any such action without notice. In this regard, PROVIDER agrees that IPA’s remedy at law is inadequate in the event of an actual or threatened breach of the Covenants, or any one of them. Accordingly,
PROVIDER agrees that it will not assert (and will prohibit the Personnel from asserting) as a defense to an action in equity that IPA’s remedy at law is adequate. The remedies set forth above shall be in addition to, and not in lieu of, any and all other legal and equitable remedies that may be available to IPA, each of which is expressly reserved. For purposes of this section,
“Covenants” mean each of the following:

a. Keep confidential and to refrain from disclosing the Confidential
Information of IPA. For purposes of this Agreement, “Confidential Information” means the professional and business practices, trade secrets or other confidential or privileged information of IPA including, without limitation, the following:

(i) The terms of the Managed Care Agreements,

(ii) The terms of agreements between IPA and Physician Contractors,

(iii) Business methods,

(iv) Patient names and addresses,

(v) Financial statements, and

(vi) Procedures or protocols relating or pertaining to the practice of medicine or surgery.

b. Refrain from soliciting, attempting to solicit, or otherwise encouraging in any manner whatsoever an Enrollee to terminate his or her relationship with IPA or any
Physician Contractor.

c. Refrain from making any statements one purpose of which is to encourage an Enrollee to terminate his or her enrollment with a Payer.

d.  Refrain from soliciting, attempting to solicit, or otherwise encouraging, in any manner whatsoever, any third party payer (including the Payers) to terminate a contract
(including the Managed Care Agreements) with IPA, to refuse to enter into a contract with IPA, or to refuse to renew an existing contract with IPA.

e. Refrain from making any disparaging statements about IPA, the Payers, or the Physician Contractors.

5.10 Grievance Procedure. IPA and/or the Payers shall establish a grievance procedure or procedures from time to time to process Enrollee complaints regarding the Ancillary Services, among other matters. PROVIDER shall comply with (and cause the Personnel to comply with)
the terms of all such grievance procedures.

ARTICLE 6
INSURANCE AND INDEMNIFICATION

6.01 PROVIDER Insurance. PROVIDER shall procure and maintain at its sole cost and expense the following insurance coverage:

(I) A policy or policies of comprehensive general liability insurance in the amount of at least One Million Dollars ($1,000,000) “per occurrence” and Three Million Dollars ($3,000,000) in the aggregate per calendar year. The CGL Insurance shall provide continuous coverage for injury to or death of any one or more persons in or on PROVIDER property.

(ii) A policy or policies of insurance covering loss or damage to personal property, fixtures or equipment in or on PROVIDER property in an amount not to exceed the full replacement cost thereof, as the same may exist from time to time. The Property Insurance shall provide coverage against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, sprinkler leakage, flood, and special extended perils (“all risk” as such term is used in the insurance industry).

(iii) A policy or policies of professional liability insurance in such amounts as may be commercially reasonable. The Malpractice Insurance shall provide continuous coverage for Civil Claims made or threatened against PROVIDER, the Personnel, and PROVIDER’s other agents, employees and representatives either during or following the expiration of the term of this Agreement.

(iv) A policy or policies of worker’s compensation insurance for PROVIDER’s agents, servants, and employees, including the Personnel, in accordance with the laws of the state of California, as the same may be from time to time amended.

6.02 Parties Responsible For Own Acts: Each party shall be responsible for its own acts or failures to act in connection with the performance of Covered Services. Accordingly,

neither party shall be responsible for the acts or failures to act of the other party in connection with the performance of Covered Services under this agreement.

ARTICLE 7
PATIENT RECORDS

7.01 Creation of Patient Records. PROVIDER shall ensure that a medical record is established and maintained for each Enrollee referred by the Physician Contractors for Ancillary
Services. PROVIDER shall ensure that the medical record is created and maintained in accordance with applicable laws. PROVIDER shall keep the medical records of the Enrollees confidential, and shall take all reasonable and appropriate precautions to prevent the unauthorized disclosure of the medical and other records prepared or maintained by PROVIDER and relating to the Enrollees. PROVIDER shall at all times provide IPA and the Physician
Contractors with access to all patient records of Enrollees.

7.02 Ownership of and Access to Patient Records. IPA agrees and acknowledges that any and all medical records created by PROVIDER in connection with the performance of the
Ancillary Services shall be the sole and exclusive property of PROVIDER. Notwithstanding the foregoing, PROVIDER shall provide or arrange to provide IPA, the Physician Contractors and the Payers with copies of any such medical records at PROVIDER’s sole cost and expense promptly following receipt of a request therefor.

7.03 Confidentiality. PROVIDER shall take the appropriate precautions necessary and desirable to keep confidential and to prevent the unauthorized disclosure of all medical and other records prepared or maintairLed by PROVIDER and pertaining to Enrollees.

7.04 Compliance with HIPAA. PROVIDER shall adopt and implement policies and procedures relating to the use or disclosure of individually identifiable health information, including but not limited to policies and procedures required by the privacy regulations promulgated under the Health Insurance Portability and Accountability Act of 1996, as amended.

ARTICLE 8
TERMINATION OF TILE AGREEMENT

8.01 Initial Term. The Initial Term will commence on the Effective Date. Thereafter, the Initial Term shall renew automatically for successive 12-month periods unless and until terminated in accordance with the terms of this Agreement.

8.02 Termination With Cause. Either party shall be permitted to terminate this
Agreement immediately upon a breach by such other party of a material provision of this
Agreement. Notwithstanding the foregoing, the Non-Defaulting Party shall notify the Defaulting
Party in writing of the alleged defect and allow the Defaulting Party a reasonable opportunity to cure the alleged defect. If the Defaulting Party falls to cure the defect within a reasonable time, or if the alleged defect is not susceptible to cure within such time, then the Non-Defaulting Party shall be permitted to terminate this Agreement immediately with notice to the Defaulting Party.

8.03 Termination With Notice. Either party may terminate this Agreement without cause and without penalty, by giving the other party not less than ninety (90) days prior written notice.

8.04 Termination in the Event of Government Action. If either party receives notice of any Action, then the parties shall attempt to amend this Agreement in order to comply with the
Action. If the parties, acting in good faith, are unable to make the amendments necessary to comply with the Action, or., alternatively, if the parties determine in good faith that compliance with the Action is impossible or infeasible, then this Agreement shall terminate immediate upon written notice by either party. For the purposes of this section, the term “Action” means any legislation, regulation, rule or procedure passed, adopted or implemented by any federal, state or local government or legislative body or any private agency, or any notice of a decision, finding, or action by any governmental or private agency, court or other third party which, in the good faith opinion of counsel to either party, if or when implemented, would:

a. Revoke or jeopardize any license granted to IPA or to PROVIDER,

b. Revoke or jeopardize the federal, state or local tax-exempt status of
PROVIDER or its tax-exempt financial obligations, if any,

c. Impose any unrelated business income tax on PROVIDER, if
applicable,

d. Prevent IPA and/or the Physician Contractors from being able to access and use PROVIDER facilities,

e. Prohibit Physician Contractors from referring patients, including
Enrollees, to PROVIDER, or

f. Subject PROVIDER, the IPA Parties, or the Physician Contractors
to civil or criminal prosecution on the basis of their participation in executing this Agreement or performing their respective obligations under this Agreement.

8.05 Continuing Payment Obligation. After the effective date of termination of this
Agreement, IPA shall compensate PROVIDER for any and all Ancillary Services furnished to
Enrollees prior to the effective date of termination of this Agreement in accordance with (and subject to) the provisions of Article 4 hereof. The foregoing notwithstanding, if IPA terminates this Agreement on account of a breach by PROVIDER, then IPA shall be entitled to offset any amounts due to PROVIDER, for the damages suffered or to be suffered by IPA as a result of such breach by PROVIDER. The right to offset shall not be an exclusive remedy, and the exercise by
IPA of such right shall not constitute an election of remedies by IPA (or construed as an election of remedies by IPA).

16

ARTICLE 9
RELATIONSHIP OF PARTIES

9.01 Independent Contractors. The parties agree and acknowledge that IPA is engaging PROVIDER and the Personnel as independent contractors in the performance of the
Ancillary Services contemplated by this Agreement. It is further mutually understood that IPA shall neither have nor exercise any control or direction over the methods by which PROVIDER or the Personnel furnish the Ancillary Services. It is expressly agreed by the parties that no work, act, commission or omission of PROVIDER or the Personnel shall be construed to make or render IPA or the Physician Contractors the partner, agent, employee or servant of PROVIDER.
PROVIDER shall pay or procure all salary, compensation, benefits, payroll taxes, and similar items to or for all of the Personnel.

9.02 Non-Exclusive Arrangement. PROVIDER acknowledges that it is not the exclusive provider of Ancillary Services to Enrollees, and that Physician Contractors can refer
Enrollees to any other party for the provision of Ancillary Services. PROVIDER acknowledges that IPA has the right to enter into agreements with other facilities that contemplated the provision of Ancillary Services on terms identical or substantially similar to the terms contained in this Agreement.

ARTICLE 10
GENERAL PROVISIONS

10.01 Notices. Any notice required or permitted to be given hereunder by a party to another party may be given by personal delivery in writing or by registered or certified mall, postage prepaid, with return receipt requested. Notices shall be addressed to the parties at the following addresses:

To IPA:  LaSalle Medical Associates
1860 Colorado Blvd., #200
Los Angeles, CA 90041

To PROVIDER: Effective Health, Inc.
Dba Sespe Pharmacy
552 Sespe Ave., Unit D
Fillmore, CA 93015

Each party may change such party’s address by written notice in accordance with this paragraph.
Notices delivered personally will be deemed communicated as of actual receipt; mailed notices will be deemed communicated as of three (3) days after mailing.

10.02 Entire Agreement Of The Parties. This Agreement supersedes any and all agreements, either written or oral, between the parties hereto with respect to the subject matter contained herein as of the effective date of this Agreement. This Agreement contains all of the covenants and agreements between the parties with respect to the performance of the Ancillary
Services. Each party acknowledges that no representation, inducements, promises, or agreements, orally or otherwise, have been made by either party, or anyone acting on behalf of either party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding. Except as otherwise provided herein, any modification of this Agreement will be effective only if such modification is in writing signed by the party to be charged.

10.03 Amendment. PROVIDER hereby consents upon notice from IPA to an amendment to this Agreement made necessary or desirable by the terms of the Managed Care
Agreements, the Act, or any rule or regulation promulgated under the Act or by the Department.
All other amendments to this Agreement must be mutually agreed to by the parties and confirmed in a written instrument signed by the party or parties to be charged.

10.04 Arbitration. Any dispute arising out of or relating to this Agreement that cannot be resolved in good faith by the parties shall be resolved through binding arbitration pursuant to the Arbitration Statute. Each party shall have the rights to discovery as specifically set forth in
Section 1283.05 of the Arbitration Statute. A party seeking to arbitrate any such dispute shall serve a written notice to arbitrate pursuant to this section on the other party. An arbitration hearing shall be held before a single arbitrator jointly selected by the parties. The arbitrator shall be selected from a list of retired superior court judges from the County of Los Angeles. If the parties are unable to agree on the appointment of a single arbitrator within ten (10) days, then each party shall appoint one arbitrator (who need not be a retired superior court judge) within three (3) clays thereafter. The two arbitrators together shall select a third arbitrator who shall be a retired superior court judge and who shall serve as the sole arbitrator of the dispute. The arbitrator shall decide the dispute in accordance with the procedures set forth in the Arbitration
Statute within fifteen (15) days following the conclusion of the hearing. The prevailing party in such action shall be entitled to recover all reasonably incurred costs and expenses accorded by the arbitrator, including reasonable attorneyst fees, incurred by such party in connection with such action. The decision of the arbitrator shall be final and binding on both parties for any and all purposes. Judgment upon any award rendered by the arbitrator may be entered in any court of competent jurisdiction. All arbitration proceedings pursuant to this Agreement shall be held and conducted in Los Angeles, California.

10.05 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of California.

10.06 Assignment. This Agreement shall be binding upon and inure to the benefit of the successors, assigns, personal representatives, heirs and legatees of the respective parties hereto.
The foregoing notwithstanding, neither party may assign or delegate their respective obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld.

10.07 Referrals. IPA and the Physician Contractors shall be entitled to refer Enrollees to any hospital or other facility or Provider for the provision of the Ancillary Services. No term of this Agreement shall be construed as requiring or inducing IPA or the Physician Contractors to refer Enrollees to PROVIDER.

10.08 Ambiguities. The parties hereby agree and acknowledge that the terms of this
Agreement were negotiated in good faith and at arms’ length. The parties further agree and acknowledge that they were afforded the opportunity to obtain the advice of legal counsel in connection with the negotiation of the terms of this Agreement. Accordingly, the parties agree and acknowledge that any ambiguous terms or conditions contained in this Agreement shall not be interpreted or construed against either such party.

10.09 Severability. If any provision of this Agreement is determined to be illegal or unenforceable, then such provision shall be severed from this Agreement, and such severance shall have no effect upon the enforceability of the remainder of this Agreement.

10.10 Survival. The obligations of the parties under this Agreement shall survive the
Consummation of the transactions set forth in this Agreement, and shall continue to be binding on the parties after the termination of this Agreement.

10.11 Waiver. No failure of a party to detect or protest a breach of any of its rights under this Agreement shall be deemed a waiver of any of the aggrieved party’s rights. A waiver of any provision of this Agreement shall not be construed as a waiver of any other provision.
The waiver by a party of any breach of any provision of this Agreement shall not be deemed to be a waiver of such provision or any subsequent breach of the same or any other provision. Any waiver of fights shall only occur by a written document specifying the specific right waived and the specific circumstances covered by the waiver, and shall be signed by an authorized representative of the party granting the waiver.

10.12 Confidentiality. Neither party shall disclose any of the terms of this Agreement to any other person or entity, except as required by law, without the prior written consent of the other party. The foregoing prohibition shall not apply to disclosures to the agents, professional advisors, representatives, or employees of either party with a good faith need to know.

10.13 Duplicate Originals. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

10.14 Headings. The subject headings of the articles and sections of this Agreement are included for purposes of convenience only, and shall not effect the construction or interpretation of any of its provisions.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first written above.

IPA  LaSalle Medical Associates
Albert Arteaga, MD

By: /s/ Albert Arteager, MD

Its: President

PROVIDER Effective Health, Inc.

By: /s/ Steven Westlund

Its:  CEO

Tax ID#

EXHIBIT A
FEE SCHEDULE